FIRST AMENDMENT TO RIGHTS AGREEMENT

     FIRST AMENDMENT TO RIGHTS AGREEMENT, dated as of September 25, 1999 (this "Amendment") between Neff Corp., a Delaware corporation (the "Company") and First Union National Bank (the "Rights Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Rights Agreement.

     WHEREAS, the Company and the Rights Agent are party to a Rights Agreement, dated as of May 15, 1998 (the "Rights Agreement");

     WHEREAS, pursuant to Section 27 of the Rights Agreement, prior to the Distribution Date, the Company and the Rights Agent may amend any provision of the Rights Agreement without the approval of any holders of certificates representing Common Shares;

     WHEREAS, the Distribution Date has not yet occurred and the Company and the Rights Agent desire to amend the Rights Agreement as set forth in this Amendment;

     WHEREAS, the parties hereto agree as follows:

     1. Section 1(j) of the Rights Agreement is hereby amended by deleting the definition of "Grandfathered Stockholder" in its entirety and replacing it with the following:

     "Grandfathered Stockholder" shall mean each of (i) Jorge Mas, his Affiliates and Associates, (ii) Juan Carlos Mas, his Affiliates and Associates,
(iii) Jose Ramon Mas, his Affiliates and  Associates,  (iv) Santos Fund I, L.P.,
(v) Santos Capital Advisors, Inc. and (vi) General Electric Capital Corporation, GECFS, Inc. and their Affiliates and Associates (together, the "GECC Stockholders") but only so long as (1) after the Record Date and before September 25, 1999, the GECC Stockholders beneficially own in the aggregate less than 25 percent of the issued and outstanding Class A Common Stock and (2) on and after September 25, 1999, the GECC Stockholders beneficially own in the aggregate less than 20 percent of the issued and outstanding Class A Common Stock; provided, however, that if on or after September 25, 1999, the GECC Stockholders beneficially own in the aggregate less than 25 percent but 20 percent or more of the issued and outstanding Class A Common Stock and (A) General Electric Capital Corporation and GECFS, Inc. have complied in all material respects with their obligations under the Standstill Agreement dated as of April 29, 1998 by and among General Electric Capital Corporation, GECFS, Inc., the Company and Santos Capital Advisers, Inc.; and (B) the Company, Neff Machinery, Inc., Jorge Mas, Jose Ramon Mas, Juan Carlos Mas, Santos Capital Advisors, Inc. and Santos Fund I, L.P. (together the "Mas Affiliates") fail to fulfill their obligations, pursuant to the Agreement by and among John Deere Construction Equipment Company and the Mas Affiliates dated as of April 29, 1998, to cause the GECC Stockholders to beneficially own less than 20 percent of the issued and outstanding Class A Common Stock, the GECC Stockholders shall continue to be deemed Grandfathered Stockholders notwithstanding the fact that their beneficial ownership is equal to or exceeds 20 percent of the issued and outstanding Class A Common Stock; provided further, if such failure by the Mas Affiliates is cured, the GECC Stockholders shall thereafter continue to be deemed Grandfathered Stockholders for so long as they continue to beneficially own in the aggregate less than 20 percent of the issued and outstanding Class A Common Stock.

     2. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within such State.

     3. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.




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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be duly executed as of the day and year first above written.

                                   NEFF CORP.


                                   By: /s/ Kevin P. Fitzgerald
                                   -------------------------------------------
                                   Name: Kevin P. Fitzgerald
                                   Title: Chief Executive Officer and President

                                   FIRST UNION NATIONAL BANK


                                   By: /s/ Patrick J. Edwards
                                   -------------------------------------------
                                   Name: Patrick J. Edwards
                                   Title: Vice President